EXHIBIT 3.1

ARTICLES OF INCORPORATION

For office use only
001

Mail to: Secretary of State
Corporations Division
Please include a typed	1560 Broadway, Suite 200
self-addressed envelope	Denver, CO 80202
(303) 894-2251
MUST BE TYPED	(303) 894-2242
FILING FEE: $50.00
MUST SUBMIT TWO COPIES

ARTICLES OF INCORPORATION

Corporation Name                                dotcom-netmgmt.com Inc.
Principal Business Address               P.O. Box 2370 Alvin TX 77512-2370
(Include City, State, Zip)

Cumulative voting shares of stock is authorized Yes [   ] No [   ] x

If duration is less than perpetual enter number of years __________________________

Preemptive rights are granted to shareholders. Yes [   ] No [   ] x

Stock Information: (If additional space is needed, continue on a separate sheet of paper.)

Stock Class       Common             Authorized Shares             25,000,000                   Par Value       $0.01

Stock Class ______________ Authorized Shares ______________________ Par Value __________

The name of the initial registered agent and the address of the registered office is: (If another corporation, use last name space)

Last Name      Surran                                        First & Middle Name    R.E.

Street Address                                           4662 – B S. Fraser Cr, Aurora CO 80015
                                                                                   (Include City, State, Zip)

The undersigned consents to the appointment as the Initial registered agent

Signature of Registered Agent                    /S/ Surran

These articles are to have a delayed effective date of: ______________________________________________

Incorporators: Names and addresses: (If more than two, continue on a separate sheet of paper.)

NAME	ADDRESS
J.P. Beehner	3030 FM518 - #221 Pearland TX 77584

Dorothy A. Mortenson	PO Box 5034 Alvin TX 77512-5034

Incorporators who are natural persons must be 18 years or more. The undersigned, acting as incorporator(s) of a corporation under the Colorado Business Corporation Act, adopt the above Articles of Incorporation.

Signature	/S/ Beehner	Signature	/S/ Mortenson